Exhibit 99.3

Citigroup Inc.

Issue of EUR 1,500,000,000 0.500 per cent. Fixed Rate/Floating Rate Callable Notes due October 2027

under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Euro (“EUR”)

2.	Aggregate Nominal Amount:	EUR 1,500,000,000

3.	Issue Price:	99.432 per cent. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000

	(ii) Calculation Amount:	EUR 1,000

5.	Issue Date:	8 October 2019

6.	Maturity Date:	The Interest Payment Date falling on or nearest to 8 October 2027

7.	Interest Basis:

0.500 per cent. per annum Fixed Rate, from, and including, the Issue Date to, but excluding, 8 October 2026 (the “Fixed Rate Period”)

Three-month EURIBOR + 0.957 per cent. per annum Floating Rate, from, and including, 8 October 2026 (the “Floating Rate Period”)

(further particulars specified below)

8.	Redemption/Payment Basis:	Redemption at par

9.	Put/Call Options:	Issuer Call

(further particulars specified below)

10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

11.	Fixed Rate Note Provisions:	Applicable to the Fixed Rate Period

	(i) Rate of Interest:	0.500 per cent. per annum payable annually in arrears

	(ii) Interest Payment Dates:	8 October in each year from, and including, 8 October 2020 to, and including 8 October 2026, not adjusted

	(iii) Fixed Interest Amount:	EUR 5.00 per Calculation Amount

	(iv) Day Count Fraction:	Actual / Actual (ICMA)

12.	Floating Rate Note Provisions:	Applicable to the Floating Rate Period

	(i) Interest Periods:	On, and including, each Interest Payment Date to, but excluding, the next Specified Interest Payment Date; provided that for the first Interest Period, on, and including, 8 October 2026 to, but excluding, the first Interest Payment Date

	(ii) Specified Interest Payment Dates:	Interest will be payable quarterly in arrears on 8 January 2027, 8 April 2027, 8 July 2027 and 8 October 2027 subject, in each case, to adjustment in accordance with the Business Day Convention specified below

	(iii) First Interest Payment Date:	8 January 2027

	(iv) Business Day Convention:	Modified Following Business Day Convention

	(v) Business Centre(s):	TARGET, London

	(vi) Manner in which the Rate(s)of Interest is/are to be determined:	Screen Rate Determination

(vii) Screen Rate Determination:

	• Reference Rate:	Three-month EURIBOR

	• Interest Determination Date(s):	The second TARGET Business Day prior to the first day of each Interest Period

	• Relevant Screen Page:	The display page designated EURIBOR01 on Reuters

	• Relevant Time:	11:00 a.m. Brussels time

	• Relevant Financial Centre:	Eurozone

	(viii) Margin(s):	+ 0.957 per cent. per annum

	(ix) Minimum Rate of Interest:	0.000 per cent. per annum

	(x) Day Count Fraction:	Actual/360

13.	Call Option:	Applicable

	(i) Optional Redemption Dates (Call):	In whole at any time, or in part from time to time, on or after 8 April 2020 (or, if additional Notes are issued after the Issue Date, on or after the 180th day after the issue date of such additional Notes) and prior to 8 October 2026 (“Make-Whole Call Period”). In whole, but not in part, on 8 October 2026 (“Par Call Date”) and on or after 8 September 2027 (“Par Call Period”).

	(a) Make-Whole Amount:	The excess, if any, of: (i) the aggregate present value as of such Optional Redemption Date of each euro of nominal amount being redeemed and the amount of interest (exclusive of interest accrued to the Optional Redemption Date) that would have been payable in respect of each such euro if such redemption had not been made, determined by discounting, on an annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date that notice of such redemption is given pursuant to Condition 18 (Notices)) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate nominal amount of Notes being redeemed, as calculated by the Issuer or a person designated by the Issuer.

	(b) Reinvestment Rate:	The mid-market annual yield on the Reference Security (or if the Reference Security is no longer outstanding, a Similar Security) plus the Redemption Margin

	(c) Reference Security:	DBR 0.000 per cent. Federal Government Bond of Bundesrepublik Deutschland due August 2026

	(d) Similar Security:	Reference bond or reference bonds issued by the German Federal Government having an actual or interpolated maturity of 8 October 2027 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issuances of corporate debt securities maturing on 8 October 2027

	(e) Redemption Margin:	20 basis points

	(iii) Optional Redemption Amount (Call) and method, if any, of calculation of such amount on Par Call Date and during Par Call Period:	EUR 1,000 per Calculation Amount

	(iv) Notice period (if other than as set out in the Conditions):	Not less than 15 nor more than 60 days’ notice

14.	Final Redemption Amount:	EUR 1,000 per Calculation Amount

15.	Early Redemption Amount:

	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or other early redemption (other than upon an event of default) and/or the method of calculating the same (if required or if different from that set out in the Conditions):	EUR 1,000 per Calculation Amount

	Early Redemption Amount(s) per Calculation Amount payable on redemption upon and event of default and/or the method of calculating the same (if required or if different from that set out in the Conditions):	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

16.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	London

17.	Substitution provisions:	The provisions in Condition 23 (Substitution of the Issuer) are applicable

18.	Listing:	Luxembourg

19.	ISIN Code:	XS2063232727

20.	Common Code:	206323272